Exhibit 10.1

2004 EQUITY INCENTIVE PLAN OF
HYPERION SOLUTIONS CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

Grant Number:
Employee:

Pursuant to the terms of the 2004 Equity Incentive Plan of Hyperion Solutions Corporation, as amended (the “Plan”), Hyperion Solutions Corporation, a Delaware corporation (the “Company”), hereby offers to grant to you (the “Grantee”) the number of Restricted Stock Units (“RSUs”) set forth immediately below, on the terms and conditions and subject to the restrictions set forth in the Plan and this Restricted Stock Unit Agreement (the “Agreement”). To accept this offer, sign one copy of this Agreement and return it by [], 200[] to [Lisa Deilus, Stock Administration,] in the envelope provided.

Grantee:
Number of RSUs Granted:
Grant Date:
Purchase Price: $0.001 per Share

1. Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the same meanings as in the Plan.

2. Form of Payment. Except as otherwise provided in the Plan, each RSU granted hereunder shall represent the right to receive [one] Share upon the vesting of such RSU, the consideration for which shall be services rendered through the Restricted Period (as defined below).

3. Restrictions

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 3(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in this Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Unless the Restricted Period is previously terminated in accordance with Section 3(c), the restrictions set forth in Section 3(a) shall lapse and the RSUs shall vest and become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as to 25% of the RSUs on the first anniversary of the Grant Date and thereafter in equal installments every six (6) months for the following thirty-six (36) months measured from and after the first anniversary of the Grant Date (the “Restricted Period”).

(c) Except as otherwise provided under the terms of the Plan, if Grantee’s employment with the Company is terminated for any reason, then this Agreement shall terminate and all rights of the Grantee with respect to RSUs that have not vested shall immediately terminate. The RSUs that are subject to restrictions upon the date of Termination, and any and all accrued but unpaid dividends thereon, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs or accrued but unpaid dividends.

4. Voting and Other Rights. Grantee shall have no rights of a stockholder of the Company until Shares are issued upon vesting of Grantee’s RSUs.

5. Expiration of the Restricted Term. Upon the vesting of Grantee’s RSUs as provided in Section 3 above, the Company is required to withhold for taxes, and Grantee hereby agrees with respect to such RSUs, to pay to the Company, in a form satisfactory to the Company, an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for Grantee’s account.

6. Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

7. No Rights to Continuation of Employment. Nothing in the Plan or this Agreement shall confer upon Grantee any right to continue in the employ of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate Grantee’s employment any time for any reason whatsoever, with or without cause.

8. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

9. Agreement Binding on Successors. The terms of this Agreement shall be binding upon Grantee and upon Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

10. No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by Grantee.

11. Necessary Acts. Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12. Invalid Provisions. If any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable laws such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

13. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail (postage prepaid), expedited mail service, facsimile, or electronic mail, addressed as follows:

If to Grantee:

If to the Company:	Hyperion Solutions Corporation 5450 Great America Parkway Santa Clara, CA 95054 Attn: [] e-mail:
Fax:

14. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on [], 200[].

HYPERION SOLUTIONS CORPORATION

By

Print Name:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

GRANTEE

Signature

Print Name: